Exhibit 99.1

Greenpro Capital Corp. Announces 1-for-10 Reverse Stock Split

KUALA LUMPUR, Malaysia - August 3, 2026 - Greenpro Capital Corp. (NASDAQ: GRNQ) (“Greenpro” or the “Company”) today announced that it will effect a one-for-ten (1-for-10) reverse stock split of its issued and outstanding common stock, par value $0.0001 (the “Common Stock”) (the “Reverse Stock Split”).

The Company’s Common Stock will begin trading on The Nasdaq Capital Market on a split-adjusted basis when the market opens on August 6, 2026 and will continue to trade under the symbol “GRNQ.” The new CUSIP number for the Common Stock following the Reverse Stock Split will be 39540F408.

The Reverse Stock Split was previously approved by the Company’s board of directors and by stockholders holding a majority of the voting power of the then-outstanding shares of Common Stock and was described in the Company’s Definitive Information Statement on Schedule 14C dated July 9, 2026, which was mailed to stockholders on or about July 17, 2026.

At the effective time of the Reverse Stock Split, every ten (10) shares of Common Stock issued and outstanding immediately prior to the effective time will automatically be combined into one (1) share of Common Stock. No fractional shares will be issued in connection with the Reverse Stock Split. If the Reverse Stock Split would result in a fractional share, the Company will round such fractional share up to the nearest whole share. The par value of the Common Stock will remain unchanged at $0.0001, and the Reverse Stock Split will not change the total number of authorized shares of Common Stock or preferred stock.

Based on 18,127,663 shares of Common Stock issued and outstanding as of June 30, 2026, and subject to rounding up of fractional shares and any issuances, cancellations or other changes in shares outstanding after such date, the Reverse Stock Split would reduce the number of issued and outstanding shares of Common Stock to approximately 1,812,786 shares.

The Company is effecting the Reverse Stock Split primarily to increase the per share trading price of its Common Stock. The Company is also pursuing strategic initiatives, including an application for a digital banking license under the Malaysia Labuan Financial Services Authority framework. Management believes that a higher per share trading price may help address certain negative perceptions associated with low-priced securities. However, there can be no assurance that the Reverse Stock Split will result in a sustained increase in the trading price of the Common Stock, that the Common Stock will trade above $5.00 per share following the Reverse Stock Split, or that the Reverse Stock Split will have any favorable effect on the Company’s strategic initiatives, regulatory applications or relationships with third parties.

The Company’s transfer agent, VStock Transfer, LLC, is acting as transfer agent for the Reverse Stock Split. Stockholders holding their shares electronically in book-entry form are not required to take any action to receive post-Reverse Stock Split shares. Stockholders owning shares through a bank, broker, custodian or other nominee will have their positions automatically adjusted to reflect the Reverse Stock Split, subject to the procedures of their bank, broker, custodian or nominee. Stockholders of record may direct questions to VStock Transfer, LLC, located at 18 Lafayette Place, Woodmere, New York 11598, by calling (212) 828-8436.

About Greenpro Capital Corp.

Greenpro Capital Corp. is a Nevada corporation headquartered in Kuala Lumpur, Malaysia. Greenpro provides business consulting and corporate advisory services and pursues strategic initiatives designed to support its business and growth objectives.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include, without limitation, statements regarding the Reverse Stock Split, the expected timing and effects of the Reverse Stock Split, trading of the Common Stock on a split-adjusted basis, the new CUSIP number, the anticipated number of shares outstanding following the Reverse Stock Split, the Company’s ability to maintain compliance with Nasdaq listing standards, the potential impact of the Reverse Stock Split on the trading price, liquidity, marketability and investor perception of the Common Stock, and the Company’s strategic initiatives, including its application for a digital banking license under the Malaysia Labuan Financial Services Authority framework. Forward-looking statements are based on current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied. Factors that could cause actual results to differ materially include risks described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, its Quarterly Reports on Form 10-Q, and the Company’s other filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statement, except as required by law.

Contact

Greenpro Capital Corp.

(60) 3 8408-1788

Investor Relations: ir.hk@greenprocapital.com